Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts: Timothy A. Bonang, Vice President of Investor Relations, or Carlynn Finn, Manager of Investor Relations (617) 796-8222 www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended December 31, 2009

Newton, MA (February 23, 2010): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and year ended December 31, 2009.

Results for the quarter ended December 31, 2009:

Net (loss) income available for common shareholders was ($22.9) million for the quarter ended December 31, 2009, compared to $50.8 million for the same quarter last year.  Net (loss) income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended December 31, 2009 and 2008 was ($0.10) and $0.22, respectively.  Net loss for the quarter ended December 31, 2009 includes $31.9 million, or $0.14 per share, of loss on asset impairment.  Net income for the quarter ended December 31, 2008 includes $39.5 million, or $0.17 per share, of gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the quarter ended December 31, 2009 was $62.6 million, or $0.28 per share basic and $0.27 per share diluted, respectively, compared to FFO available for common shareholders for the quarter ended December 31, 2008 of $62.2 million, or $0.27 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 223,860,241 and 253,052,899, respectively, for the quarter ended December 31, 2009, and 227,704,155 and 256,896,813, respectively, for the quarter ended December 31, 2008.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the year ended December 31, 2009:

Net income available for common shareholders was $114.0 million for the year ended December 31, 2009, compared to $194.0 million for the same period last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the year ended December 31, 2009 and 2008 was $0.51 and $0.86, respectively.  Net income for the year ended December 31, 2009 includes $79.1 million, or $0.35 per share, of gain on sale of properties, $20.7 million, or $0.09 per share, of gain on early extinguishment of debt, and $31.9 million, or $0.14 per share, of loss on asset impairment.  Net income for the year ended December 31, 2008 includes $137.2 million, or $0.61 per share, of gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the year ended December 31, 2009 was $250.1 million, or $1.12 and $1.08 per share basic and diluted, respectively, compared to FFO available for common shareholders for the year ended December 31, 2008 of $251.7 million, or $1.11 and $1.08 per share basic and diluted, respectively.

The weighted average number of basic and diluted common shares outstanding totaled 224,220,360 and 253,413,018, respectively, for the year ended December 31, 2009, and 226,467,736 and 255,660,394, respectively, for the year ended December 31, 2008.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of December 31, 2009, 87.4% of HRP’s total square feet was leased, compared to 88.0% as of September 30, 2009.

HRP signed lease renewals for 789,000 square feet and new leases for 156,000 square feet during the quarter ended December 31, 2009, for weighted average rental rates that were 9% above prior rents for the same space.  Average lease terms for leases signed during the fourth quarter of 2009 were 5.1 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended December 31, 2009 totaled $9.89 per square foot on a weighted average basis.

Investing Activities:

During the fourth quarter of 2009, HRP acquired one office property and one industrial property totaling a combined 753,000 square feet of space for $182.1 million, excluding closing costs.

Financing Activities:

During the fourth quarter of 2009, HRP issued $125 million of 7.50% unsecured senior notes due 2019 and closed on a mortgage for $175 million with a 10 year term.  Interest under the mortgage has been fixed for the first seven years with a cash flow hedge which sets the rate at approximately 5.66% per year (excluding amortization of costs).  HRP used the proceeds from these financings to reduce amounts outstanding under its revolving credit facility.

Conference Call:

On Tuesday, February 23, 2010, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the fourth quarter 2009 results.  Following the company’s remarks, there will be a short question and answer period.

The conference call telephone number is (800) 289-0496.  Participants calling from outside the United States and Canada should dial (913) 312-0643.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 4:00 p.m. Eastern Time on Tuesday, March 2, 2010.  To hear the replay, dial (719) 457-0820.  The replay pass code is 4509667.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit HRP’s web site about five minutes before the call.  The archived webcast will be available for replay on HRP’s web site for about one week after the call.  The recording and retransmission in any way of HRP’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of HRP.

Supplemental Data:

A copy of HRP’s Fourth Quarter 2009 Supplemental Operating and Financial Data is available for download at HRP’s web site, www.hrpreit.com.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office and industrial buildings located throughout the United States.  As of December 31, 2009, HRP owned 518 operating properties with 66.8 million square feet, including 17.9 million square feet of leased industrial and commercial lands in Oahu, Hawaii.  HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO.  HRP’s web site is not incorporated as part of this press release.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Rental income	$213,339	$218,454	$849,722	$835,855

Expenses:
Operating expenses	89,266	93,922	356,001	347,968
Depreciation and amortization	49,522	49,029	195,681	185,693
General and administrative	10,508	9,779	39,427	36,828
Acquisition costs (1)	2,011	—	4,298	—
Total expenses	151,307	152,730	595,407	570,489
Operating income	62,032	65,724	254,315	265,366

Interest income	355	539	1,194	1,442
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,680, $1,522, $6,782 and $5,479, respectively)	(43,546)	(45,616)	(173,458)	(180,193)
Loss on asset impairment	(31,882)	(2,283)	(31,882)	(2,283)
Gain on early extinguishment of debt	—	—	20,686	—
Equity in earnings of equity investments	2,728	—	6,546	—
(Loss) income from continuing operations before income tax expense	(10,313)	18,364	77,401	84,332
Income tax expense	(217)	(162)	(735)	(773)
(Loss) income from continuing operations	(10,530)	18,202	76,666	83,559
Discontinued operations:
Income from discontinued operations	301	5,712	8,875	23,912
(Loss) gain on sale of properties	(24)	39,549	79,133	137,174
Net (loss) income	(10,253)	63,463	164,674	244,645
Preferred distributions	(12,667)	(12,667)	(50,668)	(50,668)
Net (loss) income available for common shareholders	$(22,920)	$50,796	$114,006	$193,977

Calculation of Funds from Operations, or FFO (2):
Net (loss) income	$(10,253)	$63,463	$164,674	$244,645
Plus: depreciation and amortization from continuing operations	49,522	49,029	195,681	185,693
Plus: depreciation and amortization from discontinued operations	—	(401)	—	6,912
Plus: acquisition costs (1)	2,011	—	4,298	—
Plus: FFO from equity investments	4,840	—	10,625	—
Plus: loss on asset impairment	31,882	2,283	31,882	2,283
Less: gain on early extinguishment of debt	—	—	(20,686)	—
Less: (loss) gain on sale of properties	24	(39,549)	(79,133)	(137,174)
Less: equity in earnings of equity investments	(2,728)	—	(6,546)	—
FFO	75,298	74,825	300,795	302,359
Less: preferred distributions	(12,667)	(12,667)	(50,668)	(50,668)
FFO available for common shareholders	$62,631	$62,158	$250,127	$251,691

Weighted average common shares outstanding — basic	223,860	227,704	224,220	226,468
Weighted average common shares outstanding — diluted (3)	253,053	256,897	253,413	255,661

Per common share:
(Loss) income from continuing operations available for common shareholders — basic and diluted	$(0.10)	$0.02	$0.12	$0.15
Income from discontinued operations — basic and diluted	$—	$0.20	$0.39	$0.71
Net (loss) income available for common shareholders — basic and diluted	$(0.10)	$0.22	$0.51	$0.86
FFO available for common shareholders — basic	$0.28	$0.27	$1.12	$1.11
FFO available for common shareholders — diluted	$0.27	$0.27	$1.08	$1.08
Common distributions paid	$0.12	$0.21	$0.48	$0.84

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(1)	Acquisition costs have been expensed under the Business Combinations Topic of The FASB Accounting Standards CodificationTM since January 1, 2009.

(2)

We compute FFO as shown in the calculations above. Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition costs, gain on early extinguishment of debt and loss on early extinguishment of debt unless settled in cash, and loss on asset impairment. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of operating performance between periods and among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. Also, some REITs may calculate FFO differently than us.

(3)

As of December 31, 2009, our 15,180 outstanding series D preferred shares were convertible into 29,193 common shares. The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO for the quarters and years ended December 31, 2009 and 2008. Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net (loss) income available for common shareholders	$(22,920)	$50,796	$114,006	$193,977
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Net (loss) income available for common shareholders — diluted	$(16,753)	$56,963	$138,674	$218,645

FFO available for common shareholders	$62,631	$62,158	$250,127	$251,691
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
FFO available for common shareholders — diluted	$68,798	$68,325	$274,795	$276,359

Weighted average common shares outstanding — basic	223,860	227,704	224,220	226,468
Effect of dilutive Series D preferred shares	29,193	29,193	29,193	29,193
Weighted average common shares outstanding — diluted	253,053	256,897	253,413	255,661

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	December 31,
	2009	2008

ASSETS
Real estate properties:
Land	$1,237,842	$1,220,554
Buildings and improvements	5,085,839	5,021,703
	6,323,681	6,242,257
Accumulated depreciation	(884,421)	(862,958)
	5,439,260	5,379,299
Properties held for sale	8,263	145,849
Acquired real estate leases, net	166,453	164,308
Equity investments	158,822	—
Cash and cash equivalents	18,204	15,518
Restricted cash	11,662	10,837
Rents receivable, net of allowance for doubtful accounts of $10,945 and $8,492, respectively	194,358	196,839
Other assets, net	124,299	103,449
Total assets	$6,121,321	$6,016,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$110,000	$201,000
Senior unsecured debt, net	2,258,466	2,241,225
Mortgage notes payable, net	624,184	447,693
Other liabilities related to properties held for sale	14	3,400
Accounts payable and accrued expenses	103,608	99,285
Acquired real estate lease obligations, net	47,348	47,839
Distributions payable	26,863	—
Rent collected in advance	30,366	26,537
Security deposits	23,097	17,935
Due to affiliates	8,309	10,073
Total liabilities	3,232,255	3,094,987

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 223,860,241 and 227,731,938 shares issued and outstanding, respectively	2,239	2,277
Additional paid in capital	2,924,166	2,937,986
Cumulative net income	2,236,928	2,072,254
Cumulative common distributions	(2,576,582)	(2,441,841)
Cumulative preferred distributions	(382,596)	(331,928)
Accumulated other comprehensive income	2,547	—
Total shareholders’ equity	2,889,066	2,921,112
Total liabilities and shareholders’ equity	$6,121,321	$6,016,099